UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 6, 2020 (November 6, 2020)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On October 27, 2020, the United States District Court for the Middle District of Tennessee, Nashville Division (the “Court”) issued an order (the “Preliminary Approval Order”) providing for preliminary approval of the proposed settlement of the claims asserted nominally on behalf of Tivity Health, Inc. (the “Company”) against the individual defendants named in the previously disclosed stockholder derivative action entitled In Re Tivity Health, Inc. Stockholder Derivative Litigation, Case No. 3:18-cv-00087.  As required by the Preliminary Approval Order, the Company is filing (a) the Stipulation of Settlement dated October 9, 2020 (the “Stipulation of Settlement”) that is the subject of the Preliminary Approval Order and (b) the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”), with this Current Report on Form 8-K, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Stipulation of Settlement, dated October 9, 2020.

Exhibit 99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action.

Exhibit 104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  November 6, 2020